Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms included below but not defined in this Exhibit 99.3 or the accompanying Amendment No. 1 Form 8-K/A have the same meaning as terms defined and included in the Current Report on Form 8-K (the “Original Report”) filed with the Securities and Exchange Commission (the “Commission”) on November 3, 2025 and, if not defined in the Original Report (as amended by this Current Report on Form 8-K/A), the final prospectus and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Commission on September 26, 2025. Unless the context otherwise requires, the “Company,” “Post-Combination Company,””New Terrestrial Energy,” “we,” “us,” or “our” refers to Terrestrial Energy Inc. (formerly known as HCM II Acquisition Corp.) and its subsidiaries after giving effect to the Closing.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of HCM II and Legacy Terrestrial Energy, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). HCM II has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information

The following unaudited pro forma condensed combined balance sheet as of September 30, 2025, assumes that the Business Combination occurred on September 30, 2025. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024, assume that the Business Combination occurred on January 1, 2024.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations of the Post-Combination Company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of HCM II was derived from the unaudited financial statements of HCM II as of and for the nine months ended September 30, 2025 and the audited financial statements of HCM II as of and for the period from April 4, 2024 (inception) through December 31, 2024. The historical financial information of Legacy Terrestrial Energy was derived from the unaudited consolidated financial statements of Legacy Terrestrial Energy as of and for the nine months ended September 30, 2025 which are included as Exhibit 99.1 to the Amendment No. 1 and the audited consolidated financial statements of Legacy Terrestrial Energy as of and for the year ended December 31, 2024. This information should be read together with Terrestrial Energy’s audited and unaudited condensed consolidated financial statements, and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of HCM II” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Terrestrial Energy” and other financial information incorporated by reference.

Description of the Business Combination

On March 26, 2025, Legacy Terrestrial Energy and HCM II entered into that certain Business Combination Agreement, (as amended from time to time, the “Business Combination Agreement”), pursuant to which: (1) at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) and following the Domestication (as defined below), Merger Sub merged with and into Legacy Terrestrial Energy (the “Merger”), with Legacy Terrestrial Energy surviving as a wholly owned subsidiary of New Terrestrial Energy, resulting in a combined company whereby New Terrestrial Energy became the sole stockholder of Legacy Terrestrial Energy, as more fully described in the definitive proxy statement and final prospectus of HCM II, dated September 26, 2025 (the “Proxy Statement/Prospectus”), which was filed with the SEC; (2) HCM II domesticated (the “Domestication”) as a Delaware corporation in accordance with the General Corporation Law of the State of Delaware, the Companies Act (As Revised) of the Cayman Islands and the amended and restated memorandum and articles of association of HCM II (as amended from time to time; and (3) the other transactions contemplated by the Business Combination Agreement and documents related thereto were consummated.

On October 23, 2025, as contemplated by the Business Combination Agreement HCM II filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which HCM II was domesticated and continued as a Delaware corporation.

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, prior to or concurrently with the Effective Time:

i.	each share of common stock, par value $0.001, of Legacy Terrestrial Energy (the “Terrestrial Common Shares”) that was issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares (as defined below) and any Dissenting Shares (as defined in the Business Combination Agreement) was cancelled and converted into the right to receive a number of New Terrestrial Common Shares equal to the Exchange Ratio of 44.7029, which was calculated in accordance with the Business Combination Agreement (the “Per Share Base Consideration”);

ii.	each share of preferred stock, par value $0.001, of Legacy Terrestrial Energy designated as “Series A Preferred Stock” or “Series A-1 Preferred Stock” that was issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) was cancelled and converted into the right to receive a number New Terrestrial Common Shares equal to: (A) the number of Terrestrial Common Shares into which such Terrestrial Series A Preferred Shares were converted in accordance with Legacy Terrestrial Energy’s governing documents as of immediately prior to the Effective Time; multiplied by (B) the Per Share Base Consideration;

iii.	each Terrestrial Common Share and Terrestrial Series A Preferred Share that, immediately prior to the Effective Time, was owned by HCM II or Merger Sub (or any other subsidiary of HCM II), or held by Legacy Terrestrial Energy (in treasury or otherwise), if any (each, an “Excluded Share”), was automatically cancelled and retired without any conversion thereof and ceased to exist, and no consideration was delivered in exchange therefore;

iv.	each share of preferred stock, par value $0.001 per share, of Legacy Terrestrial Energy previously designated as “Special Voting Preferred Stock” was cancelled and converted into the right to receive one share of preferred stock, par value $0.0001 per share, of New Terrestrial Energy designated as “Special Voting Preferred Stock” pursuant to New Terrestrial Energy’s certificate of incorporation;

v.	each option to purchase Terrestrial Common Shares (each, a “Terrestrial Option”) that was outstanding and unexercised immediately prior to the Effective Time was automatically assumed by New Terrestrial Energy such that, as of the Effective Time, each share underlying each Terrestrial Option became New Terrestrial Common Shares and the number of such shares were equal to the Exchange Ratio, with such assumption and adjustment completed in a manner intended to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and, with respect to any Terrestrial Option that was intended to be an “incentive stock option”, Section 422 of the Code;

vi.	each warrant to purchase Terrestrial Common Shares or other equity interests of Legacy Terrestrial Energy (each, a “Terrestrial Warrant”) that was outstanding and unexercised immediately prior to the Effective Time was automatically assumed by New Terrestrial Energy and became exercisable, in accordance with the terms and conditions of such Terrestrial Warrant, for the Per Share Base Consideration;

vii.	Each eight percent (8%) Convertible Note due 2026 issued by Legacy Terrestrial Energy (“Terrestrial Convertible Note”) that was outstanding immediately prior to the Effective Time was cancelled and automatically converted pursuant to its terms, and the holder thereof became entitled to receive, a number of New Terrestrial Common Shares equal to (A) the outstanding amount of such Terrestrial Convertible Note, including any accrued and unpaid interest, divided by (B) seventy-five percent (75%) of the Redemption Price; and

viii.	Each restricted stock unit (“RSU”) representing the right to receive Terrestrial Common Shares (each, a “Terrestrial RSU”) that was outstanding immediately prior to the Effective Time was automatically assumed by New Terrestrial Energy such that, as of the Effective Time, each share underlying each Terrestrial RSU became New Terrestrial Common Shares and the number of such shares were equal to the Exchange Ratio.

Other Agreements

PIPE Subscription Agreements

HCM II entered into the PIPE Subscription Agreements, dated as of March 26, 2025, with the PIPE Investors, pursuant to which, among other things, HCM II has agreed to issue and sell, in private placements to close immediately prior to or substantially concurrently with the Closing, an aggregate of 5,000,000 New Terrestrial Common Shares for a purchase price of $10.00 per share. Concurrently with the Closing, New Terrestrial Energy received an aggregate amount of $50,000,000 from the PIPE Investors.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although HCM II will acquire all of the outstanding equity interests of Legacy Terrestrial Energy in the Business Combination, HCM II will be treated as the “acquired” company and Legacy Terrestrial Energy will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Terrestrial Energy issuing stock for the net assets of HCM II, accompanied by a recapitalization. The net assets of HCM II will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Terrestrial Energy.

Terrestrial Energy has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        The shareholders of Legacy Terrestrial Energy will have the greatest voting interest in the Post-Combination Company;

•        The shareholders of Legacy Terrestrial Energy will have the ability to control decisions regarding election and removal of directors and officers of the Post-Combination Company;

•         Legacy Terrestrial Energy will comprise the ongoing operations of the Post-Combination Company; and

•         Legacy Terrestrial Energy’s existing senior management will be the senior management of the Post-Combination Company.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2025 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 are based on the audited and unaudited historical financial statements of HCM II and Legacy Terrestrial Energy. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2025
 (in thousands, except share and per share data)

	Terrestrial	HCM II	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$27,739	$350	$49,500	A	$298,397
			243,114	B
			(10,720)	C
			(11,586)	D
Accounts receivable	-	-			-
Other receivable	-	-			-
Due from Sponsor	-	4			4
Short-term prepaid insurance	-	75			75
Prepaid expenses and other current assets	466	32	-	D	498
Total current assets	28,205	461	270,308		298,974
Long-term prepaid insurance	-	-			-
Marketable securities held in Trust Account	-	242,643	(242,643)	B	-
Property and equipment, net	1,216	-			1,216
Intangible assets, net	648	-			648
Right-of-use assets	1,495	-			1,495
Other assets	93	-			93
Total Assets	$31,657	$243,104	$27,665		$302,426
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	$6,884	$3,540	$(8,117)	D	$2,307
Operating lease liabilities, current	258	-			258
Finance lease liabilities, current	46	-			46
Related party advance	-	-			-
Total current liabilities	7,188	3,540	(8,117)		2,611
Forward purchase agreement liability	-	-	-	A	-
Deferred underwriting fee	-	10,720	(10,720)	C	-
Convertible notes, net of debt discount	22,218	-	(22,218)	F	-
Advance from related party	-	338			338
Accrued interest on convertible notes	1,907	-	(1,907)	F	-
Convertible notes, net of debt discount - related parties	4,176	-	(4,176)	F	-
Accrued interest on convertible notes - related parties	383	-	(383)	F	-
Promissory note	-	400			400
Operating lease liabilities, noncurrent	1,412	-			1,412
Finance lease liabilities, noncurrent	66	-			66
Deferred tax liabilities, net	666	-			666
Total Liabilities	38,016	14,998	(47,521)		5,493
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 23,000,000 shares at redemption value	-	242,643	(242,643)	I	-
Stockholders' Equity (Deficit)
HCM II preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-			-
HCM II Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued or outstanding (excluding 23,000,000 shares subject to possible redemption)	-	-	1	G	-
			2	I
			(3)	J
HCM II Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding	-	1	(1)	G	-
Domesticated Common Stock	-	-	1	A	11
			7	E
			-	F
			3	J
Terrestrial preferred shares, $0.001 par value; 4,000,000 authorized shares; 200,592 shares issued and outstanding	-	-	-	E	-
			-	E
Terrestrial common shares, $0.001 par value; 6,000,000 authorized shares; 738,331 shares issued and outstanding	1	-	(1)	E	-
Terrestrial preferred exchangeable shares, $0.001 par value; 6,200 shares issued and outstanding	-	-	-	E	-
Terrestrial common exchangeable shares, $0.001 par value; 530,924 shares issued and outstanding	1	-	(1)	E	-
Additional paid-in capital	111,927	-	49,499	A	415,210
			(5)	E
			28,684	F
			(17,536)	H
			242,641	I
Accumulated deficit	(118,388)	(14,538)	(3,469)	D	(118,388)
			17,536	H
			471	B
Accumulated other comprehensive income	100	-			100
Total Stockholders' Equity (Deficit)	(6,359)	(14,537)	317,829		296,933
Total Liabilities and Stockholders' Equity (Deficit)	$31,657	$243,104	$27,665		$302,426

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(1)      Derived from the unaudited condensed consolidated balance sheet of Legacy Terrestrial Energy as of September 30, 2025.

(2)      Derived from the unaudited balance sheet of HCM II as of September 30, 2025.

(A)     Reflects the receipt of $50 million proceeds from the PIPE Financing. Pursuant to the PIPE Subscription Agreements signed on March 26, 2025, HCM II has agreed to issue and sell, in private placements to close immediately prior to or substantially concurrently with the Closing, an aggregate of 5,000,000 New Terrestrial Common Shares for a purchase price of $10.00 per share, to the PIPE Investors.

(B)     Reflects the transfer of marketable securities held in the Trust Account to cash.

(C)     Reflects the settlement of the deferred underwriting fee by cash upon the Closing of the Business Combination.

(D)     Represents transaction costs incurred by HCM II and Terrestrial Energy of approximately $7.4 million and $4.9 million, respectively. These costs are accounted for a reduction in the combined cash account with a corresponding reduction in additional paid-in capital or accumulated deficit consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A. These transaction costs will not recur in the Post-Combination Company’s income beyond 12 months after the transaction.

For the HCM II transaction costs, none have been paid or accrued as of the pro forma balance sheet date. The amount of $0.2 million of D&O payment is reflected as an adjustment to prepaid expenses. The remaining amount of $3.5 million is reflected as an adjustment to accumulated losses. The HCM II transaction costs exclude the deferred underwriting fee included in (C) above.

For the Legacy Terrestrial Energy transaction costs, $1.7 million have been paid and $3.2 million have been accrued as of the pro forma balance sheet date.

(E)      Represents the issuance of 68,062,313 New Terrestrial Common Shares to the existing stockholders of Terrestrial Energy (including 24,011,029 Exchangeable Shares).

(F)      Immediately prior to the closing of the Business Combination, all outstanding amounts of the convertible notes, as defined, together with all accrued and unpaid interest thereon, will convert into 3,977,517 shares of Domesticated Common Stock to the existing debtholder of Terrestrial Energy.

(G)     Represents the conversion of 5,750,000 shares HCM II Class B Ordinary Shares into the same number of HCM II Class A Ordinary Shares immediately prior to the Domestication.

(H)     Reflects the elimination of HCM II’s historical accumulated deficit after recording the transaction costs as described in (D) above.

(I)       Reflects the redemption of 7,390 HCM II Class A ordinary shares for a redemption payment of $77,891 at a redemption price of $10.54 per share.

(J)      Represents the conversion of 28,750,000 HCM II Class A Ordinary Shares into the same number of Domesticated Common Stock

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025
(in thousands, except share and per share data)

	Terrestrial	HCM II	Transaction Accounting Adjustments			Pro Forma Combined
Revenues
Engineering services revenue	$-	$-	$			$-

Expenses
Research and development costs	6,211	-				6,211
Depreciation and amortization	666	-				666
General and administrative costs	11,569	4,231		(90)	BB	15,710

Total operating expenses	18,446	4,231		(90)		22,587

Loss before other items	(18,446)	(4,231)		90		(22,587)

Other items
Interest earned on marketable securities held in Trust Account	-	7,449		(7,449)	AA	-
Initial loss on forward purchase agreement liability	-	(893)		893	DD	-
Change in fair value of forward purchase agreement liability	-	893		(893)	DD	-
Government grants	435	-				435
Interest expense	(3,785)	-		3,785	CC	-
Interest expense - related party	(254)	-		254	CC	-
Loss on extinguishment of debt	-	-		-	CC	-
Interest income	169	-				169
Foreign exchange gain	100	-				100
Total other (loss) income, net	(3,335)	7,449		(3,410)		704

(Loss) income before provision for income taxes	(21,781)	3,218		(3,320)		(21,883)
Income tax expense	-	-				-
Net (loss) income	$(21,781)	$3,218		$(3,320)		$(21,883)

Basic and diluted earnings per share	$(17.16)

Basic and diluted net income per ordinary share, Class A ordinary shares		$0.11

Basic and diluted net income per ordinary share, Class B ordinary shares		$0.11

Pro forma weighted average number of common shares outstanding - basic						105,782,439

Pro forma net loss per share - basic						$(0.21)

Pro forma weighted average number of common shares outstanding - diluted						105,782,439

Pro forma net loss per share - diluted						$(0.21)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(1)      Derived from the unaudited condensed consolidated statement of operations of Legacy Terrestrial Energy for the nine months ended September 30, 2025.

(2)      Derived from the unaudited statement of operations of HCM II for the nine months ended September 30, 2025.

(AA)  Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2024.

(BB)   Represents an adjustment to eliminate administrative service fees that will cease at the Business Combination.

(CC)   Represents an adjustment to eliminate interest expense recorded on the conversion debt after giving effect to the Business Combination as if it had occurred on January 1, 2024.

(DD)  Represents an adjustment to eliminate forward purchase agreement liability after giving effect to the Business Combination as if it had occurred on January 1, 2024.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024
(in thousands, except share and per share data)

	Terrestrial	HCM II	Transaction Accounting Adjustments			Pro Forma Combined
Revenues
Engineering services revenue	$248	$-	$			$248

Expenses
Research and development costs	5,177	-				5,177
Depreciation and amortization	1,256	-				1,256
General and administrative costs	4,169	635		(63)	BB	8,210
				3,469	DD

Total operating expenses	10,602	635		3,406		14,643

Loss before other items	(10,354)	(635)		(3,406)		(14,395)

Other items
Interest earned on marketable securities held in Trust Account	-	4,044		(4,044)	AA	-
Government grants	708	-				708
Interest expense	(1,224)	-		1,224	CC	-
Interest expense - related party	(89)	-		89	CC	-
Loss on extinguishment of debt	(1,183)	-		1,183	CC	-
Interest income	60	-				60
Foreign exchange gain	617	-				617
Total other (loss) income, net	(1,111)	4,044		(1,548)		1,385

(Loss) income before provision for income taxes	(11,465)	3,409		(4,954)		(13,010)
Income tax expense	(21)	-				(21)
Net (loss) income	$(11,486)	$3,409		$(4,954)		$(13,031)

Basic and diluted earnings per share	$(9.51)

Basic and diluted net income per ordinary share, Class A ordinary shares		$0.20

Basic and diluted net income per ordinary share, Class B ordinary shares		$0.20

Pro forma weighted average number of common shares outstanding - basic						105,782,439

Pro forma net loss per share - basic						$(0.12)

Pro forma weighted average number of common shares outstanding - diluted						105,782,439

Pro forma net loss per share - diluted						$(0.12)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(1)      Derived from the audited consolidated statement of operations of Legacy Terrestrial Energy for the year ended December 31, 2024.

(2)      Derived from the audited statement of operations of HCM II for the period from April 4, 2024 (inception) through December 31, 2024.

(AA)  Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2024.

(BB)   Represents an adjustment to eliminate administrative service fees that will cease at the Business Combination.

CC)   Represents an adjustment to eliminate interest expense and loss on extinguishment of debt recorded on the conversion debt after giving effect to the Business Combination as if it had occurred on January 1, 2024.

(DD)  Represents the effect of the pro forma balance sheet adjustment presented in (D) above in the aggregate amount of $3.5 million for the direct, incremental costs of the Business Combination expected to be incurred by HCM II. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the Post-Combination Company beyond 12 months after the Business Combination.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as Legacy Terrestrial Energy has been determined to be the accounting acquirer, primarily due to the fact that Legacy Terrestrial Energy’s shareholders will continue to control the Post-Combination Company. Under this method of accounting, although HCM II will acquire all of the outstanding equity interests of Legacy Terrestrial Energy in the Business Combination, HCM II will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Terrestrial Energy issuing stock for the net assets of HCM II, accompanied by a recapitalization. The net assets of HCM II will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Terrestrial Energy.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, assumes that the Business Combination and related transactions occurred on September 30, 2025. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024, presents pro forma effect to the Business Combination as if it had been completed on January 1, 2024.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, has been prepared using, and should be read in conjunction with, the following:

•        HCM II’s unaudited balance sheet as of September 30, 2025 and the related notes for the nine months ended September 30, 2025; and

•         Legacy Terrestrial Energy’s unaudited condensed consolidated balance sheet as of September 30, 2025 and the related notes for the nine months ended September 30, 2025, which are included as Exhibit 99.1 to the Amendment No. 1

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, has been prepared using, and should be read in conjunction with, the following:

•        HCM II’s unaudited statement of operations for the nine months ended September 30, 2025, and the related notes; and

•         Legacy Terrestrial Energy’s unaudited condensed consolidated statement of operations for the three and nine months ended September 30, 2025, and the related notes, which are included as Exhibit 99.1 to the Amendment No. 1.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, has been prepared using, and should be read in conjunction with, the following:

•        HCM II’s audited statement of operations for the period from April 4, 2024 (inception) through December 31, 2024, and the related notes; and

•         Legacy Terrestrial Energy’s audited consolidated statement of operations for the year ended December 31, 2024, and the related notes.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of HCM II and Legacy Terrestrial Energy.

2. Accounting Policies

Upon consummation of the Business Combination, management has performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the two entities which have a material impact on the financial statements of the Company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the Transaction Accounting Adjustments and present the Management’s Adjustments. HCM II has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The unaudited and audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to Transaction Accounting Adjustments that reflect the accounting for the transaction under GAAP. Legacy Terrestrial Energy and HCM II have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the period presented. The pro forma condensed combined balance sheet does not reflect the deferred taxes of the Post-Combination Company as a result of the Business Combination. Since it is likely that the Post-Combination Company will record a valuation allowance against the total U.S. and state deferred tax assets given the net operating losses as the recoverability of the tax assets is uncertain, the tax provision is zero.

Since the shares issued for the closing of the Business Combination exceed the number of shares redeemed, the Company will not be subject to the 1% Federal excise tax and the pro forma financial statements do not reflect any accrual/payment of such tax.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2024.